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                                                                   Exhibit 4.5.2



                          SCI SYSTEMS, INC., as Company

                        SANMINA CORPORATION, as Guarantor

                   3% Convertible Subordinated Notes Due 2007



                          SUPPLEMENTAL INDENTURE NO. 2
            TO THE SUBORDINATED INDENTURE DATED AS OF MARCH 15, 2000


                      Dated as of December 6, 2001



                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                                     TRUSTEE
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                                SCI SYSTEMS, INC.
                   3% CONVERTIBLE SUBORDINATED NOTES DUE 2007


                          SUPPLEMENTAL INDENTURE NO. 2


      SUPPLEMENTAL INDENTURE No. 2 (this "Second Supplemental Indenture"), dated as of December 6, 2001, between SCI Systems, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), Sanmina Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor") and Bank One Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America as Trustee (the "Trustee").

                                    RECITALS

      WHEREAS, the Company and the Trustee have heretofore executed a Subordinated Indenture (the "Base Indenture") and a Supplemental Indenture No. 1 (the "First Supplemental Indenture"), each dated as of March 15, 2000, providing for the issuance from time to time of the Company's Securities to be issued in one or more series as provided in the Base Indenture. The Base Indenture as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture is referred to herein as the "Indenture";

      WHEREAS, the Company issued its 3% Convertible Subordinated Notes Due 2007 (the "Notes") under the First Supplemental Indenture all which are currently outstanding.;

      WHEREAS, the Company has entered into the Amended and Restated Agreement and Plan of Reorganization dated as of July 13, 2001 (the "Merger Agreement") by and among Guarantor, Sun Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Guarantor ("Sun Acquisition"), and the Company, pursuant to which the Company and Sun Acquisition will merge with the Company being the surviving corporation, and each share of the Company's common stock, $0.10 par value per share immediately prior to the effective time ("Effective Time" of the merge will be exchanged for 1.36 shares of Guarantor's common stock, $0.01 par value per share (the "Merger");

      WHEREAS, Section 5.13 of the First Supplemental Indenture requires the Company to enter into a supplemental indenture as a condition precedent to the Merger to provide that the Notes will be convertible into shares of Guarantor common stock. Guarantor is also required to execute this Second Supplemental Indenture to agree to be bound by the provisions relating to the conversion of the Notes into Guarantor common stock;

      WHEREAS, the Guarantor is willing to guarantee, on a subordinated basis as set forth more fully herein, the payment of the principal of, premium, if any, and interest on the Notes in order to preserve the exemption available under
Section 3(a)(9) of the Securities Act for the conversion of Notes into Guarantor common stock;
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      WHEREAS, Section 9.01 of the Base Indenture and Section 5.3 of the First
Supplemental Indenture authorizes the Company and Guarantor, with the consent of the Trustee, when authorized by a Board Resolution of the Company and a board resolution of the Guarantor (a copy of each of which has been attached as exhibits to an Officers' Certificate delivered to the Trustee of even date herewith), to amend the Indenture to comply with Section 5.13 of the First Supplemental Indenture and to make other provisions with respect to matters arising under the Indenture that do not adversely affect the rights of the holders of Notes;

      WHEREAS, the Company and the Guarantor desire to execute a supplemental indenture that complies with Section 9.1 of the Base Indenture;

      NOW, THEREFORE, for and in consideration of the premises and the issuance of the Notes provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Notes, as follows:

                                   ARTICLE 1
                     RELATION TO BASE INDENTURE; DEFINITIONS

      Section 1.1. Relation to Indenture. This Second Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Base Indenture, the First Supplemental Indenture and this Second Supplemental Indenture, the terms of the Second Supplemental Indenture shall govern.

      Section 1.2. Certain Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) capitalized terms used herein without definition have the meanings specified in the Indenture;

            (2) all other terms used herein without definition which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America;

            (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and

            (5) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

      Section 1.3. Amendment to Definitions in First Supplemental Indenture.
Section 1.2 of the First Supplemental Indenture is hereby amended as follows:


                                                                               2
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            (1) The term "Common Stock" is hereby amended to mean Guarantor's common stock, $0.01 par value per share, so that such definition shall read in its entirety:

                  "Common Stock" means Guarantor's common stock, $0.01 par value per share."

            (2) The following defined terms are hereby added to Section 1.2 of the First Supplemental Indenture:

                  "Guarantor" means Sanmina Corporation, a Delaware
            corporation."

                  "Guarantor Capitalized Lease Obligation" means, with respect to any Person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease on the balance sheet of such Person.

                  "Guarantor Designated Senior Indebtedness" means any Guarantor
            Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $50,000,000, and is specifically designated by the Guarantor in the instrument evidencing or governing such Guarantor Senior Indebtedness as "Guarantor Designated Senior Indebtedness" for the purposes of this Indenture.

                  "Guarantor Hedging Obligations" means the obligations of any
            Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

                  "Guarantor Indebtedness" means, with respect to any Person
            (without duplication): (a) any liability of such Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument or (3) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any business, properties or assets of any kind, or (4) under Guarantor Capitalized Lease Obligations, or (5) under Guarantor Hedging Obligations; (b) any liability of others of a type described in the preceding clause (a) to the extent that such Person has guaranteed or is otherwise legally obligated in respect thereof; and
            (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. "Guarantor Indebtedness" shall not be construed to include (x) trade payables or credit on open account to trade creditors incurred in the ordinary course of business or (y) obligations or liabilities incurred in connection with the sale, transfer or other disposition of property in connection with the securitization or other asset-based financing thereof; provided, however, that any such sale, transfer or other disposition shall be for valid consideration and shall not be to


                                                                               3
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            prefer directly or indirectly any holder of any other obligation or
            Indebtedness of such Person as to any such other obligation or Guarantor Indebtedness that was already outstanding and did not previously benefit from a Guarantor Lien.

                  "Guarantor Lien" means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such assets; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a Guarantor Lien. A contractual grant of a right of set-off does not create a Guarantor Lien in the absence of an agreement to maintain a balance against which such right may be exercised.

                  "Guarantor Payment Blockage Period" has the meaning specified in Section 8.4 of the First Supplemental Indenture.

                  "Guarantor Senior Indebtedness" means the principal of,
            interest on and other amounts due on Guarantor Indebtedness, whether outstanding on the date of the Second Supplemental Indenture or thereafter created, incurred, assumed or guaranteed by the Guarantor, unless, in the instrument creating or evidencing or pursuant to which Guarantor Indebtedness is outstanding, it is expressly provided that such Guarantor Indebtedness is not senior in right of payment to the Notes. Guarantor Senior Indebtedness includes, with respect to the obligations described above, interest accruing pursuant to the terms of such Guarantor Senior Indebtedness on or after the filing of a petition in bankruptcy or for reorganization relating to the Guarantor, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness shall not include: (a) Guarantor Indebtedness of or amounts owed by the Guarantor for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) Guarantor Indebtedness of the Guarantor to a Subsidiary of the Guarantor, or (c) any liability for federal, state or local or other taxes owed or owing by the Guarantor.

                  "Guarantor Senior Nonmonetary Default" has the meaning
            specified in Section 8.4 of the First Supplemental Indenture.

                  "Guarantor Senior Payment Default" has the meaning specified in Section 8.4 of the First Supplemental Indenture.

                  "Guaranty" means the guarantee of the Guarantor pursuant to
            Section 8.1 of the First Supplemental Indenture.

                                   ARTICLE 2
                   AMENDMENTS TO FIRST SUPPLEMENTAL INDENTURE

      Section 2.1. Amendment to Section 5.1 of the First Supplemental Indenture.
Section 5.1 of the First Supplemental Indenture is hereby amended by revising the Conversion Price set


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forth in such Section from $56.23 to $41.35 so that such defined term will read in its entirety as follows:

                  "Conversion Price" means $41.35, as the same may be adjusted from time to time as provided in this Article V."

      Section 2.2. Amendment to Section 5.2 of the First Supplemental Indenture. The first paragraph of Section 5.2 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

            "SECTION 5.2. Conversion Procedure. To convert a Note, a Holder must satisfy the requirements in paragraph 10 of the Notes. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As promptly as practicable on or after the Conversion Date, Guarantor shall issue and deliver to the Trustee a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion and a check or other payment for any fractional share in an amount determined pursuant to Section 5.3. Such certificate or certificates will be sent by the Trustee to the Conversion Agent for delivery to the Holder. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder with respect to the converted Note shall cease; provided, however, that, except as otherwise provided in this Section 5.2, no surrender of a Note on any date when the stock transfer books of Guarantor shall be closed shall be effective to constitute the Person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of Guarantor had not been closed."

      Section 2.3. Amendment to Section 5.3 of the First Supplemental Indenture.
Section 5.3 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

            "SECTION 5.3. Fractional Shares. Guarantor will not issue fractional shares of Common Stock upon conversion of a Note. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the Trading Day prior to the Conversion Date."

      Section 2.4. Amendment to Section 5.4 of the First Supplemental Indenture.
Section 5.4 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

            "SECTION 5.4. Taxes on Conversion. The issuance of certificates for shares of Common Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Note; provided,


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      however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of assignment or transfer, in form satisfactory to the Company, duly executed by the registered Holder thereof or his duly authorized attorney; and provided, further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Note, and Guarantor shall not be required to issue and the Company shall not be required to deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

      Section 2.5. Amendment to Section 5.5 of the First Supplemental Indenture.
Section 5.5 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

            "SECTION 5.5. Guarantor to Provide Stock. Guarantor shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes for shares of Common Stock.

            All shares of Common Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued. Guarantor shall take such action from time to time as shall be necessary so that par value of the Common Stock shall at all times be equal to or less than the Conversion Price then in effect.

            Guarantor shall from time to time take all action necessary so that the Common Stock which may be issued upon conversion of Notes, immediately upon their issuance will be listed on the principal securities exchanges, interdealer quotation systems (including the NNM) and markets, if any, on which other shares of Common Stock are then listed or quoted.

      Section 2.6. Amendment to Section 5.6 of the First Supplemental Indenture.
Section 5.6 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

            "SECTION 5.6. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) In case Guarantor shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or
      (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of


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
      Common Stock which such Holder would have owned immediately following such action had such Notes been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. In the event such dividend or distribution is not paid or made, or such subdivision or combination is not effected, the Conversion Price shall be adjusted immediately to be the Conversion Price which would then be in effect if such dividend, distribution, subdivision or combination had not occurred.

                  (b) In case Guarantor shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share (as determined pursuant to subsection (f) below) of the Common Stock on the record date for determining the holders of the Common Stock entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding as of the close of business on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date. For the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Guarantor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of such Common Stock. Guarantor shall not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of Guarantor.

                  (c) In case Guarantor shall distribute to all holders of Common Stock shares of Capital Stock of Guarantor (other than Common Stock), evidences of indebtedness, cash, rights or warrants entitling the holders thereof to subscribe for or purchase securities (other than rights or warrants described in subsection (b) above) or other assets (including securities of Persons other than Guarantor but excluding (i) dividends or distributions paid exclusively in cash, (ii) dividends and distributions described in subsection (b) above and (iii) distributions in connection with the consolidation, merger or transfer of assets covered by Section 5.13), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the


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
      Board of Directors of Guarantor, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution of the Board of Directors of Guarantor delivered to the Trustee) of the portion of the evidences of indebtedness, shares of Capital Stock, cash, rights, warrants or other assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the record date), and of which the denominator shall be such Current Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. In the event such distribution is not paid or made, the Conversion Price shall be adjusted immediately to be the Conversion Price which would then be in effect if such distribution had not occurred. Notwithstanding the foregoing, in case Guarantor shall distribute rights or warrants to subscribe for additional shares of Guarantor's Capital Stock (other than rights or warrants referred to in subsection (b) above) ("Rights") to all holders of Common Stock, Guarantor may, in lieu of making any adjustment pursuant to the foregoing provisions of this Section 5.6(c), make proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of the Rights.

                  (d) In case Guarantor shall, by dividend or otherwise, at any time make a distribution to all holders of its Common Stock exclusively in cash (including any distributions of cash out of current or retained earnings of Guarantor but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions made exclusively in cash to all holders of Common Stock within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraph (c) or (e) of this Section or this paragraph (d) has been made plus (y) the aggregate amount of all Excess Payments in respect of any tender offers or other negotiated transactions by Guarantor or any of its Subsidiaries for Common Stock concluded within the 12 months preceding the Distribution Record Date and in respect of which no Conversion Price adjustment pursuant to paragraphs
      (c) or (e) of this Section or this paragraph (d) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date multiplied by the number of shares of Common Stock outstanding on the

      Distribution Record Date (excluding shares held in the treasury of Guarantor), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 month period (including, without limitation, the distribution in respect of which such adjustment is being made) applicable to one share of Common Stock (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 months (including, without limitation, the distribution in respect of which such adjustment is being made) by the number of shares of Common Stock outstanding on the Distribution Record Date) and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date. In the event such distribution is not paid or made, the Conversion Price shall be adjusted immediately to be the Conversion Price which would then be in effect if such distribution had not occurred.

                  (e) In case a tender offer or other negotiated transaction made by Guarantor or any Subsidiary of Guarantor for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the aggregate amount of such Excess Payment, together with the sum of (x) the aggregate amount of any distributions, by dividend or otherwise, to all holders of the Common Stock made in cash (including any distributions of cash out of current or retained earnings of the Company, but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment in the Conversion Price pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made plus (y) the aggregate amount of all Excess Payments in respect of any other tender offers or other negotiated transactions by Guarantor or any of its Subsidiaries for Common Stock concluded within the 12 months preceding the Purchase Date and in respect of which no adjustment in the Conversion Price pursuant to paragraph (c) or (d) of this Section or this paragraph (e) has been made, exceeds 15% of the product of the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date multiplied by the number of shares of Common Stock outstanding on the Purchase Date (including any tendered shares but excluding any shares held in the treasury of Guarantor), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 month period

      (including, without limitation, the Excess Payment in respect of which such adjustment is being made) applicable to one share of Common Stock (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed or paid within such 12 months (including, without limitation, the Excess Payment in respect of which such adjustment is being made) by the number of shares of Common Stock outstanding on the Purchase Date and the denominator shall be such Current Market Price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

                  (f) The "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such tender offer or other negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

                  "Excess Payment" means the excess of (A) the aggregate of the cash and fair market value (as determined by the Board of Directors of Guarantor, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution of the Board of Directors of Guarantor delivered to the Trustee) of other consideration paid by Guarantor or any of its Subsidiaries with respect to the shares of Common Stock acquired in a tender offer or other negotiated transaction over (B) the Daily Market Price on the Trading Day immediately following the completion of the tender offer or other negotiated transaction multiplied by the number of acquired shares of Common Stock.

                  In any case in which this Section 5.6 shall require that an adjustment be made immediately following a record date for an event, Guarantor may elect to defer, until such event, issuing to the Holder of any Note converted after such record date the shares of Common Stock and other Capital Stock of Guarantor issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of Guarantor issuable upon such conversion on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, Guarantor shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares."

      Section 2.7. Amendment to Section 5.7 of the First Supplemental Indenture.
Section 5.7 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

            "SECTION 5.7. No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Guarantor plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock."

      Section 2.8. Amendment to Section 5.8 of the First Supplemental Indenture.
Section 5.8 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

            "SECTION 5.8. Other Adjustments. In the event that, as a result of an adjustment made pursuant to Section 5.6 above, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of Guarantor other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

            In the event that any shares of Common Stock (or securities convertible into Common Stock) issuable upon exercise of any of the rights, options or warrants referred to in Section 5.6(b) and Section 5.6(c) hereof are not delivered prior to the expiration of such rights, options, or warrants, the Conversion Price shall be readjusted to the Conversion Price which would otherwise have been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of such rights, options and warrants which were actually exercised."

      Section 2.9. Amendment to Section 5.12 of the First Supplemental Indenture. Section 5.12 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

            "SECTION 5.12. Notice of Certain Transactions. In the event that:

                  (a) Guarantor takes any action which would require an adjustment in the Conversion Price;

                  (b) Guarantor takes any action that would require a supplemental indenture pursuant to Section 5.13; or

                  (c) there is a dissolution or liquidation of Guarantor;

      the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 5.12."

      Section 2.10. Amendment to Section 5.13 of the First Supplemental Indenture. Section 5.13 of the First Supplemental Indenture is hereby amended to read in its entirety as follows:

            "SECTION 5.13. Effect of Reclassifications, Consolidations, Mergers, Continuances or Sales on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which Guarantor is a party other than a merger in which Guarantor is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock, (iii) any continuance in a new jurisdiction which results in a reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value) in, outstanding shares of Common Stock, or (iv) any sale or conveyance of all or substantially all of the property of Guarantor, then Guarantor, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, continuance, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, continuance, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, continuance, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.6, to receive Rights upon conversion of a Note. If, in the case of any such consolidation, merger, continuance, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation or other business entity other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, continuance, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation or other business entity and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.13 shall similarly apply to successive consolidations, mergers, continuances, sales or conveyances.

            In the event Guarantor shall execute a supplemental indenture pursuant to this Section 5.13, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, continuance, sale or conveyance and any adjustment to be made with respect thereto and (y) an Opinion of Counsel stating that all conditions precedent relating to such transaction have been complied with, and shall promptly mail notice thereof to all holders."


      Section 2.11. Amendment to Section 5.14 of the First Supplemental Indenture. The second sentence of Section 5.14 of the First Supplemental Indenture is amended to read in its entirety as follows:

            "The Trustee makes no representation as to the validity or value or any securities or assets issued upon conversion of the Notes and the Trustee shall not be responsible for the failure of either Guarantor or the Company to comply with any provisions of this Article V."

                                   ARTICLE 3
                                EVENTS OF DEFAULT

      Section 3.1. Additional Event of Default With Respect to Notes. Default in the performance, or breach, of any covenant of Guarantor contained in this Second Supplemental Indenture and the continuance of such default or breach for a period of 60 days after written notice has been given to the Company and Guarantor by the Trustee or to Guarantor, the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall constitute an additional Event of Default with respect to the Notes.

                                   ARTICLE 4
                       CERTAIN COVENANTS OF THE GUARANTOR

      SECTION 4.1. The Guarantor hereby covenants and warrants that (a) immediately after the Effective Time, no condition or event shall exist which constitutes or would, after notice or lapse of time or both, constitute a default or an Event of Default (as defined in the Indenture), (b) it has complied, or has caused the Company to comply, and will comply, or will cause the Company to comply, with all applicable provisions of Article Five of the Base Indenture, as amended by the provisions of this Second Supplemental Indenture, and (c) it has been authorized by its Board of Directors, to execute this Second Supplemental Indenture.

                                    ARTICLE 5
                                GUARANTY OF NOTES

      SECTION 5.1. Guaranty of Notes. The First Supplemental Indenture is hereby amended to add the following provisions as a new Article 8 to the First Supplemental Indenture to be inserted immediately following Article 7 of the First Supplemental Indenture. Article 8 of the First Supplemental Indenture shall apply to the Notes only.

                                   "ARTICLE 8
                         SUBORDINATED GUARANTY OF NOTES

            SECTION 8.1. Guaranty. Subject to the provisions of this Article 8, the Guarantor hereby unconditionally guarantees, on a subordinated basis as set forth more fully in this Article 8, to each holder of a Note authenticated and delivered by the Trustee in accordance with this Indenture (i) the due and punctual payment of the principal of, premium, if any, and interest (including interest on other amounts which may accrue after the filing against the Company of a petition under the United States Bankruptcy Code (the "Bankruptcy Code"), whether or not the obligation to pay interest on such amounts shall be enforceable against the Company) on such Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium and interest, if any, on such Note, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the holders or the Trustee all in accordance with the terms of such Note and of this Indenture, and (ii) in the case of any extension of time of payment or renewal of any such Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. A demand for payment under this Article 8 shall not be effective prior to forty-eight (48) hours after a demand upon the Company for full and complete payment of all amounts due and payable under the Notes, unless such demand upon the Company shall be stayed by operation of Section 362 of the Bankruptcy Code or otherwise. In all other respects, the Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants, that this Guaranty will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Noteholder and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in
      Article 5 of the Indenture for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; provided that notice of such acceleration has been given to the Guarantor by the Trustee, and (ii) in the event of any declarations of acceleration of such obligations as provided in Article 8 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guaranty.

            The Guarantor shall be subrogated to all rights of the holders of any Notes against the Company in respect of any amounts paid to the Noteholder by the Guarantor pursuant to the provisions of this Guaranty; provided that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Notes shall have been paid in full and until all amounts payable under any Senior Indebtedness shall have been paid in full.

            SECTION 8.2. Subordination Of Guarantee To Guarantor Senior Indebtedness. The Guarantor covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 8, the indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness.

            This Article 8 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness, and such holders are made obliges hereunder and they and/or each of them may enforce such provisions.

            SECTION 8.3. Payment Over Of Proceeds Upon Dissolution, Etc. In the event of any payment or distribution of assets of the Guarantor for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Guarantor (each such event herein sometimes referred to as a "Guarantor Proceeding"), then except in connection with the consolidation or merger of the Guarantor or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety, upon the terms and conditions described in Article Eight of the Base Indenture, the holders of Guarantor Senior Indebtedness shall first be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due or in respect of such Guarantor Senior Indebtedness before the Holders of any Note are entitled to receive any payment of principal of, and premium, if any, or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes by the Guarantor ("Guarantor Securities Payment"), and the holders of Guarantor Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Notes in any such Guarantor Proceeding.

            In the event that, notwithstanding the foregoing provisions of this
      Section 8.3, the Trustee or the Holder of any Note shall have received any payment or distribution or assets of the Guarantor of any kind or character, whether in cash, property or securities, before all the Guarantor Senior Indebtedness is paid in full, then such payment or distribution shall be held in trust for the holders of Guarantor Senior Indebtedness and shall be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Guarantor for application to the payment of all the Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all the Guarantor Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of the Guarantor Senior Indebtedness.

            For purposes of this Article 8 only, the words "any payment or distribution of any kind of character" and "cash, property or securities" shall not be deemed to include a payment or distribution of equity or subordinated securities of the Guarantor provided for by a plan of reorganization or readjustment or of any other corporation provided for by such plan of reorganization or readjustment that, in the case of subordinated securities, are subordinated in right of payment to all then outstanding Guarantor Senior Indebtedness to at least the same extent as the Notes, as the case may be, are so subordinated as provided in this Article 8.

            SECTION 8.4. No Payment When Certain Guarantor Senior Indebtedness In Default. In the event that any Guarantor Senior Default Payment (as defined below) shall have occurred and be continuing, then no Guarantor Securities Payment shall be made unless and until such Guarantor Senior Payment Default shall have been cured or waived or shall have ceases to exist or all amounts then due and payable in respect of the Guarantor Senior Indebtedness or other obligations that are the subject of such Guarantor Senior Payment Default shall be been paid in full. For purposes hereof, a "Guarantor Senior Payment Default" shall be been deemed to have occurred in (1) the principal of (or premium, if any), or interest or other amounts on, Guarantor Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, (2) the maturity of any Guarantor Senior Indebtedness has been accelerated because of a default.

            In the event that any Guarantor Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Guarantor and the Trustee of written notice of such Guarantor Senior Nonmonetary Default from an authorized Person on behalf of any holder of Guarantor Designated Senior Indebtedness, no Guarantor Securities Payment shall be made during the period (the "Guarantor Payment Blockage Period") commencing on the date of receipt of such written notice (the "Guarantor Blockage Notice") and ending on the earliest or (i) the 180th day after the date of such receipt of the Guarantor Blockage Notice,
      (ii) the date, if any, on which the Guarantor Designated Senior Indebtedness to which such default relates is discharged or such default is waived or otherwise cured and (iii) the date, if any, on which such Guarantor Payment Blockage Period shall have been terminated by written notice to the Guarantor or the Trustee from the Person who gave the Guarantor Blockage Notice. Not more than one Guarantor Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of Guarantor Senior Nonmonetary Defaults which occur during such period. No Guarantor Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Guarantor Payment Blockage Period with respect to the Guarantor Designated Senior Indebtedness initiating such Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Guarantor Payment Blockage Period unless such Guarantor Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days. For purposes hereof, "Guarantor Senior Nonmonetary Default" means the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Guarantor Designated Senior Indebtedness is outstanding, permits one or more holders of such Guarantor Designated Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Guarantor Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Guarantor Senior Payment Default.

            In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section 8.4, such payment shall be held in trust for the holders of Guarantor Senior Indebtedness and shall be paid over and delivered forthwith to the holders of Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay in full all the Guarantor Senior Indebtedness.

            SECTION 8.5. Payment Permitted If No Default. Nothing contained in this Article 8 or elsewhere in this Indenture or in the Notes shall, at any time except during the pendency of any Guarantor Proceeding referred to in Section 8.3 or under the conditions described in Section 8.3, prevent (a) the Guarantor from making Guarantor Securities Payments, or
      (b) the application by the Trustee of any money deposited with it hereunder to Guarantor Securities Payments or the retention of such payment by the Holders.

            SECTION 8.6. Subrogation To Rights Of Holders Of Guarantor Senior Indebtedness. Subject to the payment in full of all Guarantor Senior Indebtedness, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Guarantor Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 8, and not payments over pursuant to the provisions of this Article 8 to the holders of Guarantor Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Notes be deemed to be a payment or distribution of the Guarantor to or on account of the Guarantor Senior Indebtedness. Neither the Holders or the Notes nor the Trustee shall have any claim against the holders of the Guarantor Senior Indebtedness for any impairment of the subrogation rights herein granted arising out of any release of Guarantor Liens securing the Guarantor Senior Indebtedness.

            SECTION 8.7. Provisions Solely To Define Relative Rights. The provisions of this Article 8 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 8 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of the Guarantor, which is absolute and unconditional (and which, subject to the rights under this Article 8 of the holders of Guarantor Senior Indebtedness, is intended to rank equally with all other general obligations of the Guarantor) to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Guarantor of the Holders of the Notes and creditors of the Guarantor other than the holders of Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted and applicable by law upon default under this Indenture, subject to the rights, if any, under this Article 8 of the holders of Guarantor Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holders. The holders of Guarantor Senior Indebtedness shall be entitled to enforce the provisions of this
      Article 8 against the Company, the Holders of the Notes and the Trustee.

            SECTION 8.8. Trustee To Effectuate Subordination. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 8 and appoints the Trustee his attorney-in-fact for any and all such purposes.

            SECTION 8.9. No Waiver Of Subordination Provisions. No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such Holder may have or be otherwise charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness, as the case may be, at any time from time to time, without the consent of or notice to the Trustee of the Holders of the Notes, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article 8 or the obligations hereunder of the Holders of the Notes to the holders of Guarantor Senior Indebtedness, as the case may be, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter Guarantor Senior Indebtedness, as the case may be, or otherwise amend or supplement in any manner Guarantor Senior Indebtedness, as the case may be, or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness, as the case may be, is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Guarantor and other Person.

            SECTION 8.10. Notice To Trustee. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes and of any subsequent cure or waiver thereof. Notwithstanding the provisions of this Article 8 or any other provision of this Indenture, the Trustee shall not be charged with knowledge or the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Guarantor or a holder of the Guarantor Senior Indebtedness or from any trustee or agent therefor, and prior to the receipt of any such written notice, the Trustee, subject to the provisions of the Trust Indenture Act, shall be entitled in all respect to assume that no such facts exist.

            Subject to the provisions of the Trust Indenture Act, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a trustee or agent therefor) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness (or a trustee or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness, as the case may be, to participate in any payment or distribution pursuant to this Article 8, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness, as the case may be, held by such Person, the extent of which is such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 8, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            SECTION 8.11. Reliance On Judicial Order Or Certificate Of Liquidation Agent. Upon any payment or distribution of assets of the Guarantor referred to in this Article 8, the Trustee shall, subject to the provisions of the Trust Indenture Act, and the Holders of the Notes hall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in a Guarantor Proceeding, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8.

            SECTION 8.12. Trustee Not Fiduciary For Holders Of Guarantor Senior Indebtedness. Except to the extent of its obligations under the penultimate paragraph of Section 8.3 and the last paragraph of Section 8.4, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Guarantor or to any other Person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article 8 or otherwise. The Trustee's duties with respect to holders of Guarantor Senior Indebtedness are limited to those specifically set forth in this Indenture, and no implied covenants or obligations shall be construed by any provision hereof.

            SECTION 8.13. Rights Of Trustee As Holder Of Guarantor Senior Indebtedness; Preservation Of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
      Article 8 with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

            SECTION 8.14. Applicability To Paying Agents. In case at any time any Paying Agent other than the Trustee shall be been appointed by the Guarantor and be then acting hereunder, the term "Trustee" as used in this
      Article 8 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 8 in addition to or in place of the Trustee; provided, however, that this Section 8.14 shall not apply to the Guarantor or any Affiliate of the Guarantor if it or such Affiliate acts as Paying Agent.

            SECTION 8.15. Defeasance Of This Article 8. The subordination of the Notes provided by this Article 8 is expressly made subject to the provisions for defeasance or covenant defeasance in Article Twelve of the Base Indenture and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Notes then outstanding shall thereupon cease to be subordinated pursuant to this
      Article 8.

            SECTION 8.16. Article 8 Not To Prevent Events Of Default. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 8 shall not be construed as preventing the occurrence of an Event of Default with respect to the Notes. Nothing contained in this Article 8 shall limit the right of the Trustee or the Holders of Notes, to take any action to accelerate the maturity of the Notes pursuant to Section 502 of the Base Indenture or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Indebtedness then or thereafter due or declared to be due shall first be paid in full before such Holders or the Trustee are entitled to receive any payment from the Guarantor of principal of or interest on the Notes.

            SECTION 8.17. Execution of Guaranty. To evidence their guaranty to the Noteholders specified in Section 8.1, the Guarantor hereby agrees to execute the Guaranty in substantially the form above recited to be endorsed on each Note authenticated and delivered by the Trustee after the Effective Time or, in lieu thereof, stamp each such Note with an appropriate notation on such Note. The Guarantor hereby agrees that its Guaranty set forth in Section 8.1 shall remain in full force and effect notwithstanding any failure to include such endorsement or notation of such Guaranty on each Note. If applicable, the Guaranty shall be signed on behalf of the Guarantor by its Chairman of the Board, President or a Vice President, prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty on behalf of the Guarantor. Such signatures upon the Guaranty may be manual or facsimile signatures of the present, past or any future such officers and may be imprinted or otherwise reproduced on the Guaranty, and in case any such officer who shall have signed the Guaranty shall cease to be such officer before the Note on which such Guaranty is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated


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
      and delivered or disposed of as though the person who signed the Guaranty had not ceased to be such officer of the Guarantor.

              SECTION 8.18.  Guarantors May Consolidate, Etc. on Certain Terms.

                  (a) Except as set forth in Article __ of the Base Indenture, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to the Company. Upon any such consolidation, merger, sale or conveyance, the Guaranty given by the Guarantor shall no longer have any force or effect.

                  (b) Nothing contained in this Indenture (including, without limitation, Section 8.17(a) hereof) or in any of the Notes shall prevent any consolidation or merger of the Guarantor with or into a corporation or corporations other than the Company (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that the Guarantor hereby covenants and agrees, that, except as provided in Section 8.17(a), upon any such consolidation, merger, sale or conveyance, the Guaranty endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guaranty endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed the Guaranty to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.

            SECTION 8.19. Securities and Exchange Commission Reports. The Guarantor shall file with the Trustee, within 15 days after it files with the Securities and Exchange Commission, copies of the quarterly and annual reports and the information, documents, and other reports (or copies or such portions of any of the foregoing as the Securities and Exchange Commission may by rules and regulations prescribe) that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Guarantor shall comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.


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
              SECTION 8.20. Termination of Guaranty. This Guaranty shall terminate upon the earlier of the date in which there are no Notes outstanding under the Indenture or the provisions of Article Four of the Base Indenture have been satisfied in full.

                                    ARTICLE 6
                                  MISCELLANEOUS

      Section 6.1. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

            if to the Company:

                  SCI Systems, Inc.
                  2101 West Clinton Avenue
                  Huntsville, Alabama 35805
                  Telephone No.: (256) 882-4800
                  Facsimile No.: (256) 882-4466

            with a copy to:

                  SCI Systems, Inc.
                  2101 West Clinton Avenue
                  Huntsville, Alabama 35805
                  Telephone No.: (256) 882-4800
                  Facsimile No.: (256) 882-4466
                  Attention: Corporate Counsel

            if to Guarantor:

                  Sanmina Corporation
                  2700 North First Street
                  San Jose, California 95134
                  Telephone No.: (408) 964-3500
                  Facsimile No.: (408) 964-3636
                  Attention:  Walter Boileau

            if to the Trustee:

                  Bank One Trust Company, National Association
                  1 Bank One Plaza
                  Mail Code IL1-0823
                  Chicago, Illinois 60670-0823
                  Telephone No.: (312) 407-5252
                  Facsimile No.: (312) 336-8840
                  Attention:  Benita A. Pointer, Global Corporate Trust

            The Company, Guarantor or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication given to a Holder of the Notes shall be mailed to the Holder of the Notes, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder of the Notes or any defect in it shall not affect its sufficiency with respect to other Holders of the Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

            If the Company mails a notice or communication to the Holders of the Notes, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

      Section 6.2. Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 6.3. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      Section 6.4. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or Guarantor shall not have any liability for any obligations of the Company under the Notes or the Company and Guarantor under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder of the Notes shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

      Section 6.5. Successors. All agreements of the Company and Guarantor in the Indenture and the Notes shall bind their respective successor. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 6.6. Notice of Second Supplemental Indenture. After the Effective Time, any Notes authenticated and delivered in substitution for, or in lieu of, Notes then outstanding and all Notes presented or delivered to the Trustee on and after the Effective Time for such purpose shall be either restated to give the effect to the Second Supplemental Indenture or, in lieu thereof, stamped with a notation substantially as follows:

                  The principal amount of this Note has become convertible into shares of the Common Stock, par value $0.01 per share, of Sanmina Corporation, at an initial conversion price per share of $41.35, such conversion price being subject to certain adjustments as set forth in the Indenture. Reference herein to "Common Stock of the Company" or the "Company's Common Stock" shall be deemed to be to the Common Stock of Sanmina Corporation. The payment of principal of, premium, if any, and interest on the Notes has been guaranteed by Sanmina Corporation on a subordinated basis as set forth in the Indenture. The Indenture and a Supplemental Indenture No. 1, each dated as of March 15, 2000, referred to in this Note has been amended by a Second Supplemental Indenture, dated as of December __, 2001, to provide for such convertibility and guarantee. Reference is hereby made to said Second Supplemental Indenture, copies of which are on file with Sanmina Corporation and SCI Systems, Inc., for a statement of the amendment therein made.

      Nothing contained in this Second Supplemental Indenture shall require the holder of any Note to submit or exchange such Note prior to the Effective Time in order to obtain the benefits of the Guaranty or any other provisions hereunder.

      The Company agrees to provide the Trustee with a stamp or means of reproducing the above legend on the Notes without materially obscuring the text of the Notes.

      Anything herein contained to the contrary notwithstanding, the Trustee shall not at any time be under any responsibility to acquire or cause any Note now or hereafter outstanding to be presented or delivered to it for any purpose provided for in this Section 6.6.

      Section 6.7. Multiple Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.


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